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                                                                    Exhibit 10.5


                                    AMENDMENT

         This instrument dated as of December 6, 2001, amends the Amended and Restated Employment Agreement dated as of January 31, 1998 (the "1998 Agreement") by and between The TJX Companies, Inc. (the "Company") and Richard Lesser ("Mr. Lesser"):

         WHEREAS Mr. Lesser is currently employed by the Company pursuant to the post-February 1, 2001 provisions of the second sentence of Section 1 of the 1998 Agreement; and

         WHEREAS Mr. Lesser resigned as an officer of the Company by instrument dated December 6, 2001 (the "Resignation Date"); and

         WHEREAS the Company, following Mr. Lesser's resignation as an officer, wishes to clarify the basis on which Mr. Lesser will continue to provide services to the Company;

         NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Mr. Lesser agree as follows:

         1. CLARIFICATION OF TERMS. Consistent with Mr. Lesser's resignation on the Resignation Date as an officer of the Company and its subsidiaries, the text of the 1998 Agreement is hereby clarified, effective as of the Resignation Date, by (i) amending Section 2(a) thereof to read: "Mr. Lesser shall serve as Senior Corporate Advisor and, in that capacity, shall perform such duties and perform such responsibilities as shall from time to time be assigned to him by the President or the Board.", and (ii) otherwise deleting references to Mr. Lesser's role as an executive or officer of the Company or its subsidiaries. Effective as of the Resignation Date, all references in the 1998 Agreement to Mr. Lesser as "Executive" are replaced by references to "Mr. Lesser." The parties hereto agree and acknowledge that during the term of the 1998 Agreement Mr. Lesser will continue to be employed by the Company but does not, and will not, have the responsibilities of, or the authority to act as, an executive or officer of the Company or of any of the Company's subsidiaries. Nothing in this 1998 Agreement, however, shall be construed as limiting Mr. Lesser's service as a director of the Company.

         2. BASE SALARY. For the fiscal year of the Company ended in ("FYE") 2002 and for any subsequent fiscal year in which Mr. Lesser remains employed under the 1998 Agreement, Section 3(a) of the 1998 Agreement is amended by deleting "$900,000" and replacing it with "$500,000".

         3. LRPIP. For the three-year cycle beginning with FYE 2002 and ending with FYE 2004, Mr. Lesser was awarded an LRPIP opportunity based on a deemed base salary of $1,000,000 (target award level: $550,000). For any subsequent three-year LRPIP cycle beginning prior to Mr. Lesser's retirement, including without limitation the three-year LRPIP cycle beginning with FYE 2003 and ending with FYE 2005, Mr. Lesser will participate in LRPIP with award opportunities that are based on his actual rate of Base Salary at the beginning of such cycle (currently $500,000), with a target award percentage of 55%.

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         4. MIP. For the avoidance of doubt, Mr. Lesser will continue to share in MIP award opportunities until he retires from the Company, based on the opportunity percentages set forth in Section 3(c) of the 1998 Agreement and his actual rate of Base Salary for the applicable year. For the year in which Mr. Lesser retires pursuant to Section 5(b) of the 1998 Agreement, he will be entitled to a MIP award payment equal to his target MIP award opportunity for such year prorated for the period of his employment during such year prior to retirement. The prorated MIP award payment described in the preceding sentence will be in addition to the prorated LRPIP payments described in Section 5(b) of the 1998 Agreement.

        5. OTHER PROVISIONS. Except as set forth in paragraphs 1 through 4 above, the 1998 Agreement (to the extent consistent with the foregoing) shall continue in full force and effect.

        6. GOVERNING LAW. This instrument of amendment shall be construed in accordance with, and shall be governed by, the laws of the Commonwealth of Massachusetts, other than the conflict-of-laws provisions thereof, and shall be treated for all purposes as an agreement under seal.

         IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this instrument of amendment, and Mr. Lesser has set his hand hereto, all as of the date first above written.


                                                   THE TJX COMPANIES, INC.

                                             By:  /s/ EDMOND ENGLISH
                                                  ------------------------------
                                                   Edmond English



                                                   /s/ RICHARD LESSER
                                                   -----------------------------
                                                   Richard Lesser

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